                                                                    Exhibit 10.1

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT is made as of this 10th day of April, 1997, between Envirogen, Inc., a Delaware corporation ("Envirogen"), and William C. Smith (the "Executive").

     WHEREAS, Envirogen, Fluid Management, Inc., a Wisconsin corporation ("FMI"), and all of the stockholders of FMI, including Executive, have entered into an Agreement and Plan of Merger dated as of January 14, 1997 pursuant to which FMI will merge with and into Envirogen and Envirogen will be the surviving corporation (the "Merger");

     WHEREAS, Executive has been employed by FMI as a senior executive officer pursuant to an Employment and Non-Compete Agreement dated June 5, 1995 (the "Previous Employment Agreement");

     WHEREAS, an important factor in Envirogen's decision to acquire FMI and to effectuate the Merger is the assurance that, for a sufficient period following the Merger, Envirogen will have available the continued services of Executive and Executive will enter into certain confidentiality and non-competition agreements with Envirogen, all on the terms and conditions set forth herein, and that Executive will waive any and all rights to which he would otherwise have been entitled under Section 3(a) of the Previous Employment Agreement in connection with the Merger; and

     WHEREAS, as an inducement to Envirogen to consummate the Merger, Executive and Envirogen are entering into this Agreement, which supersedes in its entirety the Previous Employment Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   EMPLOYMENT

     A.  Agreement.  Envirogen hereby agrees to employ the Executive, and the
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Executive hereby agrees to serve Envirogen, all on the terms and conditions set forth herein.

     B.  Expiration Date.  The employment of the Executive by Envirogen shall be
         ---------------
for the period commencing on the date hereof and expiring on December 31, 1998 (the "Expiration Date"), unless such employment shall have been extended or sooner terminated as hereinafter set forth. On the Expiration Date, the Agreement shall be renewed automatically for successive terms of one year each unless either party hereto shall have given notice to the other party at least three months prior to the end of the then current Expiration Date that the Agreement shall not be renewed. Upon each such automatic renewal, the Expiration Date shall become the first anniversary of the last Expiration Date then in effect. As used herein, the term "Contract Year" means the twelve-month period beginning April 10 of each year this Agreement is in effect.

2. POSITION AND DUTIES. The Executive shall serve in the capacity or capacities and have the duties of Chairman of the Board of Directors of Envirogen, and President and Chief Executive Officer of the FMI Division of Envirogen, and shall report to, be accountable to and subject to the supervision of, and shall also have such other powers, duties and responsibilities as may from time to time be prescribed by, the Board of Directors of Envirogen, provided that such other duties and responsibilities are not inconsistent with the Executive's position and those duties set forth herein and in the bylaws of Envirogen.

     The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall not, without the prior consent of the Board of Directors of Envirogen, accept a position on the Board of Directors of any company other than (i) Envirogen or a subsidiary thereof, (ii) HJS of Wisconsin, Inc. or (iii) any charitable or similar organization. The Executive shall devote substantially all his working time and efforts to the business and affairs of Envirogen and its subsidiaries and affiliates.

     The Executive represents to Envirogen that on the date hereof he is not party to any agreement which conflicts with his obligations hereunder and that he will not become party to any such agreement; should this representation prove false at any time, then Envirogen shall have no further obligations hereunder.

3.   COMPENSATION

     A.  Salary.  During the term of his employment hereunder, the Executive
         ------
shall receive a Base Salary at the initial annual rate of $180,000. Such initial Base Salary shall be subject to increase, but not decrease, by the Board of Directors of Envirogen upon prior recommendation of the Executive Compensation and Stock Option Committee thereof. Base Salary shall be payable in substantially equal bi-weekly installments, less any amounts required to be withheld under applicable law. In the event that, during the term hereof, Envirogen shall determine to make salary payments to its executives at intervals other than bi-weekly, Envirogen may adjust the intervals at which it makes payments of Base Salary hereunder to such intervals as are consistent with the intervals at which other executives of Envirogen are then compensated. Except as otherwise provided in this Agreement, the Base Salary shall be pro-rated for any period of service less than a full Contract Year.

     B.  Bonuses; Stock Options.  The Executive will be eligible to receive an
         ----------------------
annual incentive bonus for each fiscal year of Envirogen this agreement is in effect based upon the obtainment of corporate and individual performance goals fixed by the Board of Directors of Envirogen upon the prior recommendation of the Executive Compensation and Stock Option Committee thereof. The Executive will also be eligible to receive grants of stock options under such stock option plans of Envirogen as are in effect from time to time in such amounts, and on such terms, as the committee or committees administering such plans may fix and determine.

     C.  Expenses.  During the term of his employment hereunder, the Executive
         --------
shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of Envirogen (in accordance with the policies and procedures established by the Board of Directors of Envirogen from time to time for Envirogen's senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with requirements for federal income tax deductibility and Envirogen's policies and procedures.

     D.  Fringe Benefits.  During the term of his employment hereunder, the
         ---------------
Executive shall be entitled to participate in or receive such benefits as other executives and key employees of Envirogen are entitled to receive from time to time, including but not limited to life insurance, health and accident plans, retirement programs or other arrangements made generally available by Envirogen to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing herein shall preclude Envirogen, during the term hereof, from amending, modifying or eliminating any such benefits so long as any such changes apply consistently to all executives and key employees of Envirogen.

     E.  Vacations.  During the term of his employment hereunder, the Executive
         ---------
shall be entitled to twenty (20) paid vacation days in each calendar year (less, in 1997, those vacation days taken by the Executive in 1997 prior to the date hereof under the Previous Employment Agreement and, in any other year, prorated for any partial calendar year this Agreement is in effect), and shall also be entitled to all paid holidays given by Envirogen to its employees generally. Vacation days allotted in any calendar year and not used in such year shall expire if not used by March 31 of the immediately following calendar year.

4.   RESTRICTIVE COVENANTS

     A.  Non-competition.  Executive covenants that he will not directly or
         ---------------
indirectly own, manage, operate or control, nor be a director, officer or employee of, or consultant to, any business or enterprise competing with Envirogen or any affiliate of Envirogen, anywhere in (i) the 50 states of the United States, (ii) all of the provinces of Canada, and (iii) any other jurisdiction in which Envirogen derived in excess of $250,000 in revenues during the period this Agreement was in effect. For purposes hereof, a business competing with Envirogen shall mean any business (i) which does research with respect to, designs, develops, produces or manufactures any products which are the same as or substantially similar to or are intended for uses similar to those with respect to which Envirogen or any affiliate does research or which Envirogen or any affiliate designs, develops, produces or manufactures; or (ii) which furnishes services similar to those furnished by Envirogen or any affiliate. The provisions of this paragraph, however, shall not prohibit Executive from investing in the securities of any such business or enterprise which are traded publicly and constitute less than one percent (1%) of the particular class of such business's or enterprises's securities outstanding from time to time. The foregoing covenant shall be binding on Executive during his employment hereunder and for a period of two (2) years after termination of his employment hereunder.

     Furthermore, Executive agrees not to engage or participate in any effort or act to induce any of the associates, consultants, customers, officers or employees of Envirogen or any affiliate to take any action which might be disadvantageous to Envirogen or any affiliate.

     B.  Disclosure and Assignment of Inventions; Patents.
         -----------------------------------------------

     (a) Executive shall communicate to Envirogen promptly and fully, and hereby assigns, sells and transfers to Envirogen Executive's entire right, title and interest in and to, all inventions, whether or not patentable, made or conceived by Executive (alone or jointly with others and whether or not made or conceived during regular business hours) from the time of entering the employ of Envirogen or any affiliate until the termination thereof which (i) are related in any manner, directly or indirectly, to the business, products, research or development of Envirogen or any affiliate or (ii) result from or are suggested by any work which Executive may do for or on behalf of Envirogen or any affiliate. For purposes of this Agreement, the term "invention" shall include, without limitation, any new, useful or original art, machine, process, method, product, apparatus, compound, formula, shape, lifeform, composition of matter or configuration of any kind.

     (b) Executive agrees to assist Envirogen and its nominees during and subsequent to his employment with Envirogen or any affiliate in every proper way (entirely at its or their expense) to obtain for its or their own benefit patents for such inventions in any and all countries, said inventions to be and remain the sole and exclusive property of Envirogen or its nominees, whether patented or not.

     (c) Executive agrees to make and maintain adequate and current written records of all such inventions, in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to Envirogen at all times.

     (d) Executive agrees to notify Envirogen in writing before Executive makes any disclosure or performs or causes to be performed any work for or on behalf of Envirogen or any affiliate, which appears to threaten or conflict with (i) rights Executive claims in any invention or idea conceived by Executive or others prior to the Executive's employment with Envirogen or any affiliate or outside the scope of this Agreement, or (ii) rights of others arising out of obligations incurred by Executive prior to his employment with or outside the scope of this Agreement. In the event of the Executive's failure to give notice under the circumstances specified, Envirogen may assume that no such conflicting invention or idea exists and Executive agrees not to make any claim against Envirogen or any affiliate with respect to the use of any such invention or idea in any work which Executive performs or causes to be performed for or on behalf of Envirogen or any affiliate.

     C.  Copyrights.  Executive understands and acknowledges that Executive may
         ----------
from time to time during the term of Executive's employment with Envirogen create or contribute to, either alone or with others, the creation of a copyrightable subject matter relating to the business, products, research or development of Envirogen or its affiliates and it is understood and agreed that such creative effort on the part of Executive shall be "work for hire", and all right, title and interest in such subject matter shall be the sole and exclusive property of Envirogen or its nominees, including the right to copyright such subject matter in the name of Envirogen.

     D.  Confidentiality.  Executive acknowledges and agrees that in the course
         ---------------
of, or incident to, Executive's employment hereunder, Envirogen and/or its affiliates has provided and may in the future provide to Executive, or Executive has been and may otherwise become in the future exposed to, Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall mean all information concerning the business or affairs of Envirogen and/or its affiliates and all information received from third parties and held in confidence by Envirogen and/or its affiliates including, without limitation, all information relating to existing and potential customers, suppliers, markets, contracts, prices, programs, requirements, strategies, products, technology, know-how, information, data, processes, inventions, developments, formulations, applications and methods of manufacture, except such information that, as of the date of disclosure to or development by Executive, is shown to have been voluntarily disclosed to the public by Envirogen, to have been independently developed and disclosed by third parties, or to have been disclosed in published literature or which has otherwise entered the public domain by lawful means, all of which Confidential Information is acknowledged to be the property of Envirogen. Executive acknowledges that his obtaining the Confidential Information is intended to, and necessary to, enable Executive to perform his duties for Envirogen and/or its affiliates. Executive recognizes and agrees that the confidentiality of the Confidential Information is necessary to the ability of Envirogen and/or its affiliates to compete effectively with their competitors. Executive recognizes and acknowledges that, in many instances, Envirogen and/or its affiliates are bound by contractual or other obligations to hold and use Confidential Information received from third parties in confidence, and that Executive's failure to do so may constitute a breach of such obligations. Executive therefore acknowledges and agrees that Executive's undertakings in this Section 4.D with respect to the use and dissemination of such third party Confidential Information are made and intended for the benefit not only of Envirogen and its affiliates but also of all parties that provide Envirogen with Confidential Information. In light of the foregoing, Executive agrees that:

     (a) during the term of Executive's employment with Envirogen and/or any affiliates and at all times thereafter, Executive will hold the Confidential Information in the strictest confidence and will not retain in writing, duplicate, use, divulge, furnish or make accessible to anyone (which terms, as used in this Agreement, shall include, without limitation, any individual, firm, corporation, association or group) such Confidential Information, except as required in the performance of Executive's duties for Envirogen and/or any affiliate;

     (b) upon and subsequent to the termination of Executive's employment with Envirogen and/or any affiliate for any reason whatever Executive will not, at any time, retain in writing, duplicate, use, divulge, furnish or make accessible to anyone or make any use whatever of the Confidential Information or any portion thereof, either on Executive's own behalf or in conjunction with or on behalf of any other person or entity; and

     (c) upon termination of Executive's employment with Envirogen and/or any affiliate for any reason whatever, Executive will immediately return to Envirogen or such affiliate all documents or other tangible records, and any and all copies thereof, within Executive's possession, custody or control, containing or reflecting any Confidential Information.

     E.  Return of Materials Upon Termination.  Upon termination of Executive's
         ------------------------------------
employment by either party for any reason, Executive hereby agrees to return to Envirogen as a condition to receiving Executive's final salary check, any and all books, records, reports, notes, and materials of any nature or kind whatsoever furnished to or developed by Executive, or developed by any third party for Envirogen, which Executive may have obtained during the term of employment relating directly or indirectly to the property or business of Envirogen or any affiliate.

5.   TERMINATION

     A.  Death.  The Executive's employment hereunder shall terminate upon his
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death.

     B.  Incapacity.  If in the reasonable judgment of the Board of Directors of
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Envirogen, as a result of the Executive's incapacity due to physical or mental illness or otherwise, the Executive shall for three consecutive months during the term of this Agreement have been unable to perform satisfactorily all of his duties hereunder on a full-time basis after taking into account such accommodation for any physical or mental illness as may be required by law, Envirogen may terminate the Executive's employment hereunder by notice to the Executive.

     C.  Cause.  Envirogen may terminate the Executive's employment hereunder
         -----
for Cause. For the purposes of this Agreement, Envirogen shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) material failure, refusal or neglect to perform and discharge his duties and responsibilities hereunder, or willful action that is materially inconsistent with the terms hereof, or material breach of his fiduciary duties as an officer or as a director of Envirogen, or (ii) gross misconduct that is injurious to Envirogen, or (iii) unethical business conduct, or (iv) conviction of a felony. Notwithstanding any other provision of this Agreement, Envirogen shall provide written notice to the Executive of its intent to terminate for Cause and of the specific Cause for termination. Upon the Executive's receipt of such written notice, he shall have ten (10) business days in which to cure, correct or remedy any stated act or omission constituting Cause. If the Executive cures, corrects or remedies such act or omission within such ten (10) business day period to the full satisfaction of the Board of Directors of Envirogen, there shall be no termination for the stated Cause, and this Agreement shall continue in full force and effect according to its terms.

     D.  Termination by the Executive.  The Executive may terminate his
         ----------------------------
employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) any removal of the Executive from the position indicated in Section 2 hereof, except in connection with termination of the Executive's employment for incapacity or Cause, or (B) a reduction in the Executive's Base Salary below that set forth in Section 3.A. hereof, or (C) any other action by Envirogen that is in material breach of the terms of this Agreement or (D) a decision made in good faith by the Executive within six (6) months following a "Change in Control" that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the Change in Control. As used herein, the term "Change in Control" shall have the meaning set forth in Appendix I hereto.

     E.  Date of Termination; Term of Employment.  The term "Date of
         ---------------------------------------
Termination" shall mean the earlier of (i) the Expiration Date or (ii) if the Executive's employment is terminated (a) by his death, the date of his death, or
(b) for any other reason whether or not specified in this Section 5 or for no reason, the date on which such termination is to be effective pursuant to the notice of termination given by the party terminating the employment relationship. For all purposes of this Agreement, references to the "term" of the Executive's employment hereunder shall mean the period commencing on the date hereof and ending on the Date of Termination.

6.   COMPENSATION UPON TERMINATION

     A.  Death or Incapacity.  Notwithstanding any other provision of this
         -------------------
Agreement, if the Executive's employment shall be terminated by reason of his death or incapacity, Envirogen shall pay or cause to be paid all sums accrued and unpaid to the Date of Termination under Sections 3.A, 3.C, 3.D and 3.E (in respect of accrued and unused vacation). In the event of the Executive's death, unexpired stock options held at his death shall remain exercisable for such period or periods as are set forth in the plan or plans under which they were granted. In the event of termination by reason of incapacity, Envirogen shall continue to pay the Executive the Base Salary as then in effect for the twelve-month period following the Date of Termination and shall, during such same twelve-month period, continue in effect all medical and life insurance which was maintained by Envirogen for the benefit of the Executive on the Date of Termination.

     B.  Cause or Executive's Termination other than for Good Reason.
         -----------------------------------------------------------
Notwithstanding any other provision of this Agreement, if Envirogen shall terminate the Executive's Employment for Cause, or if this Agreement shall terminate by reason of the Executive's determination not to renew or by reason of the Executive's termination of this Agreement other than for Good Reason, Envirogen shall pay Executive all sums accrued and unpaid to the Date of Termination under Sections 3.A, 3.C, 3.D and 3.E (in respect of accrued and unused vacation) and shall permit the Executive to exercise any stock options vested to the Date of Termination to the extent permitted by the terms of such options. Envirogen shall thereafter have no further obligations to the Executive under this Agreement.

     C.  Good Reason or Other Termination.  If Envirogen shall determine not to
         --------------------------------
renew this Agreement on any Expiration Date or shall terminate the Executive's employment other than pursuant to paragraphs A, B or C of Section 5 hereof or if the Executive shall terminate his employment for Good Reason, then Envirogen shall pay to the Executive all sums accrued under Sections 3.A, 3.C, 3.D and 3.E hereof through the Date of Termination. In addition, Envirogen shall pay severance pay to Executive, bi-weekly, at a rate equal to Executive's Base Salary as in effect on the Date of Termination, (A) in the case of termination arising from Envirogen's notice of election not to renew, for a period of twelve months following the Expiration Date; (B) in the case of any other termination by Envirogen other than by reason of paragraphs A, B, or C of Section 5 hereof, for a period of twelve months following the Date of Termination; and (C) in the case of termination by the Executive by reason of paragraph D of Section 5 hereof, for a period of twelve months following the Date of Termination. In addition, if this Agreement is terminated by reason of clause (A), (B) or (C) of the preceding sentence, (X) Envirogen shall continue all medical and life insurance benefits maintained by it for the benefit of the Executive on the Date of Termination for a period of twelve months following the Date of Termination, and (Y) all options held by the Executive which would vest in the twelve-month period following the Date of Termination shall become exercisable on the Date of Termination. In addition, if this Agreement is terminated by the Executive by reason of clause (D) of paragraph D of Section 5, then, subject to the next sentence, during the period commencing twelve months following the Date of Termination and ending twenty-four months following the Date of Termination, Envirogen shall continue to pay, on a bi-weekly basis, the amounts described in the second preceding sentence and provide the benefits provided in clause (X) of the immediately preceding sentence for so long as, during such period, the Executive is unable to obtain satisfactory full-time employment during such period, provided he continuously and diligently seeks the same. Anything in this paragraph C of this Section 6 to the contrary notwithstanding, in the event this Agreement is terminated by the Executive by reason of clause (D) of paragraph D of Section 5 and the sum of the aggregate of the salary continuation payments and the value of the accelerated options which would be payable under this paragraph C of this Section 6 would result in the inability of Envirogen to deduct any such amounts so paid from its taxable income for federal income tax purposes by reason of the provisions of Section 280G of the Internal Revenue Code of 1986, as amended, or under any provision successor thereto, and the regulations of the Internal Revenue Service thereunder, then the aggregate of such salary continuation payments and other payments or benefits in the nature of compensation (including the value of accelerated options) shall be reduced by the minimum amount as may be necessary so that all such amounts shall be eligible for deduction by Envirogen from its taxable income for federal income tax purposes. The payments provided for in this paragraph under the circumstances set forth in this paragraph shall constitute the sole obligation of Envirogen to the Executive for any termination of Employment referred to in this paragraph.

7. BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall inure to the benefit of Envirogen and its corporate successors and permitted assigns; provided that Envirogen may not assign its rights or obligations hereunder without the prior consent of the Executive. This Agreement and the provisions of Appendix I hereto represent the sole agreements between Envirogen and the Executive relating to the Executive's employment by Envirogen and supersede all prior agreements and communications, oral and written to the extent that they relate to any terms and conditions of the Executive's proposed employment with Envirogen. Executive and Envirogen agree that the Previous Employment Agreement is hereby terminated and of no further force or effect, and Executive hereby waives any and all rights to which he otherwise would have been entitled under
Section 3(a) of the Previous Employment Agreement in connection with the Merger. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is approved by the Board of Directors and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8. EFFECTIVE DATE AND EFFECTIVENESS. This Agreement shall take effect as of the date hereof.

9. NOTICES. For all purposes of this Agreement, notices and all other communications to either party hereunder provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Envirogen, to the President of Envirogen at the principal place of business of Envirogen, or in the case of the Executive, to the Executive at his principal residence address as on file with Envirogen at the time such notice is given; or to such other address as either party shall designate by giving like notice of such change to the other party.

10. ARBITRATION; INJUNCTION. Subject to the provisions of the last sentence of this Section 10, any disputes or controversies arising with respect to the provisions or operation of this Agreement shall be settled by binding arbitration by a single arbitrator in Philadelphia, Pennsylvania, under the commercial arbitration rules of the American Arbitration Association then in effect. Judgment on the award may be entered in any court of competent jurisdiction. Anything in the foregoing to the contrary notwithstanding, the Executive acknowledges and agrees that, because Envirogen's legal remedies would be inadequate in the event of a breach of, or other failure to perform, any of the covenants and agreements set forth in Section 4 hereof by the Executive, Envirogen may, in addition to obtaining any other remedy or relief available to it under this Section 10 (including without limitation damages at law), enforce the provisions of said Section 4 by injunction and other equitable relief in any court of competent jurisdiction.

11. INDEMNIFICATION; INSURANCE. Envirogen shall indemnify the Executive to the extent set forth in the By-Laws of Envirogen as in effect from time to time. Envirogen shall use its best efforts to maintain a level of directors and officers liability insurance equivalent to that in effect on the date hereof.

12. MISCELLANEOUS. Executive acknowledges that amounts which become payable hereunder will be subject to withholding to the extent provided in the Internal Revenue Code of 1986 and analogous provisions of state and local law. The validity, interpretation, construction and performance of this Agreement shall be governed by the domestic substantive laws of the State of New Jersey without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and in the event that any provision hereof shall be determined to be invalid or unenforceable for any reason, such provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.

14. COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.

                                  ENVIROGEN, INC.


                                  By:  /s/ HARCHARAN S. GILL
                                     -----------------------------
                                     Harcharan S. Gill
                                     President


                                    /s/ WILLIAM C. SMITH
                                  --------------------------------
                                  William C. Smith

                                  APPENDIX I


     "Change in Control" shall mean:

     (A) The acquisition by any person, entity or "group" required to file a
Schedule 13D or Schedule 14D-1 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, Envirogen, its subsidiaries, or any employee benefit plan of Envirogen or its subsidiaries which acquires beneficial ownership of voting securities of Envirogen) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either the then-outstanding shares of common stock or the combined voting power of Envirogen's then-outstanding voting securities entitled to vote generally in the election of directors; or

     (B) The election or appointment to the Board of Directors, or resignation of or removal from the Board of Directors, of directors by virtue of which the individuals who as of the date hereof constituted the Board of Directors (the "Incumbent Board") no longer constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by Envirogen's stockholders, was nominated by or approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Envirogen, as such terms are used in Rule 14a-1 promulgated under the Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

     (C) Approval by the stockholders of Envirogen of: (i) a reorganization, merger or consolidation by reason of which persons who were the stockholders of Envirogen immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 51% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of Envirogen or the sale, transfer, lease or other disposition of all or substantially all of the assets of Envirogen (whether such assets are held directly or indirectly).